                                                   FINANCIAL STATEMENT 1-A

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                             At June 30, 1996
                          (Actual and Pro Forma)
                                (Unaudited)

                                  ASSETS
                                  ------

                                                 ActualAdjustments Pro Forma
                                                 ----------------- ---------
                                                       (In Thousands)
Investments:
 Common stocks of subsidiaries, at equity       $1,619,806         $1,619,806
 Notes of subsidiaries                              25,784  $50,000    75,784
 Other investments                                   3,652              3,652
                                                ----------  -----------------
      Total investments                          1,649,242   50,000 1,699,242
                                                ----------  -----------------

Current assets:
 Cash                                                  113                113
 Temporary cash investments - subsidiary companies   1,225              1,225
 Accounts receivable                                     2                  2
 Interest and dividends receivable of subsidiaries  43,047             43,047
 Other current assets                                   44                 44
                                                ----------  -----------------
      Total current assets                          44,431             44,431
                                                ----------  -----------------
Deferred federal income taxes                        2,845              2,845
                                                ----------  -----------------
                                                $1,696,518  $50,000$1,746,518
                                                ==========  =================

                      CAPITALIZATION AND LIABILITIES
                      ------------------------------

Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares              $   64,970         $   64,970
 Paid-in capital                                   736,566            736,566
 Retained earnings (including $611,566,000 of
   undistributed subsidiary earnings)              851,389            851,389
                                                ----------  -----------------
      Total common share equity                  1,652,925          1,652,925
                                                ----------  -----------------

Current liabilities:
 Short-term debt                                            $50,000    50,000
 Accounts payable                                      895                895
 Other accrued expenses                              1,439              1,439
 Dividends payable                                  34,194             34,194
                                                ----------  -----------------
      Total current liabilities                     36,528   50,000    86,528
                                                ----------  -----------------
Deferred credits                                     7,065              7,065
                                                ----------  -----------------
                                                $1,696,518  $50,000$1,746,518
                                                ==========  =================

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                   NEW ENGLAND ELECTRIC SYSTEM
                      (Parent Company Only)

   The pro forma adjustments to show the estimated effect of the proposed transactions on the foregoing Balance Sheet at June 30, 1996 are as follows:


Debit  - Notes of subsidiaries                 $50,000,000

Credit - Short-term debt                       $50,000,000


   To reflect (1) a subordinated interest-free note from New England Electric System in the amount of $50 million to NEES Energy, Inc. and (2) the funding of this contribution through the issuance of short-term debt.